UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

Remark Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Five Concourse Parkway, Suite 2400, Atlanta, Georgia 30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(770) 821-6670

(Former Name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, the Board of Directors of the Company appointed Robert G. Goldstein as a director of the Company, filling a vacancy.

Mr. Goldstein, age 58, is President of Global Gaming Operations of Las Vegas Sands Corp., with his primary focus on overseeing the company’s gaming operations in the United States, Macao and Singapore.  An industry veteran, he was instrumental in launching The Venetian and The Palazzo—the company’s two integrated resorts located on the Las Vegas Strip.  With his leadership, The Venetian has become internationally recognized as a leading destination resort and has received numerous awards and accolades.  At a global level, Mr. Goldstein is most actively involved in helping plan Las Vegas Sands’ gaming, entertainment, restaurant, and retail offerings in Asia.

Before joining Las Vegas Sands in 1995, Mr. Goldstein spent 15 years developing casino-hotels in both the United States and the Caribbean. He is a 1977 graduate of the University of Pittsburgh and a 1980 graduate of the Temple University School of Law.

Mr. Goldstein will be a member of the Audit and Compensation Committees of the Board of Directors of the Company, and will participate in the Company’s 2013 Director Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date: May 20, 2013	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Chief Operating Officer & General Counsel